As filed with the Securities and Exchange Commission on May 12, 2003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2003

CATELLUS DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10622 (Commission File Number)	94-2953477 (I.R.S. Employer Identification No.)

201 Mission Street, Second Floor, San Francisco, California 94105

                        (Address of principal executive offices)                                     (Zip code)

Registrant’s telephone number, including area code: (415) 974-4500

Not applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits (Furnished Pursuant to Item 12 under Item 9).

99.1	Press Release of the Registrant, dated May 6, 2003, announcing the Registrant’s earnings for the quarter ended March 31, 2003 (as corrected May 12, 2003).

99.2	Supplemental Financial Package for the quarter ended March 31, 2003.

Item 9. Regulation FD Disclosure (Providing Information Pursuant to Item 12 – Results of Operations and Financial Condition).

On May 6, 2003, the registrant issued a press release announcing its earnings for the quarter ended March 31, 2003. The press release was attached as Exhibit 99.1 to the registrant’s Current Report on Form 8-K dated May 6, 2003, and filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2003 (the “Original 8-K”). The registrant hereby amends the Original 8-K to correct the following items:

1)	Exhibit 99.1, “RECONCILIATION OF NET INCOME TO FFO”: Replace the description ‘Earnings before depreciation and deferred taxes per share of common stock - basic’ with ‘Pro Forma FFO per share — basic’, and

2)	Exhibit 99.1, “RECONCILIATION OF NET INCOME TO FFO”: Replace the description ‘Earnings before depreciation and deferred taxes per share of common stock - diluted’ with ‘Pro Forma FFO per share — diluted’.

For ease of reference, the Registrant has attached hereto as Exhibit 99.1 the complete press release (as corrected), and has attached hereto as Exhibit 99.2 the complete Supplemental Financial Package for the quarter ended March 31, 2003, which is unchanged from such Supplemental Financial Package filed as Exhibit 99.2 to the Original 8-K. Accordingly, the attached exhibits supersede in their entirety the exhibits attached to the Original 8-K.

The information contained in this Form 8-K/A, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 12 of Form 8-K under Item 9 of Form 8-K as directed in interim guidance provided by the Commission in Release No. 34-47583. The information contained in this Form 8-K/A, including Exhibits 99.1 and 99.2, shall not be deemed “filed” with the Commission nor incorporated by reference in any registration statement filed by the registrant under the Securities Act of 1933, as amended, unless specified otherwise.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CATELLUS DEVELOPMENT CORPORATION

Dated May 12, 2003	By:	/s/ C. WILLIAM HOSLER
	Name: Title:	C. William Hosler Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Press Release of the Registrant, dated May 6, 2003, announcing the Registrant’s earnings for the quarter ended March 31, 2003 (as corrected May 12, 2003).

99.2*	Supplemental Financial Package for the quarter ended March 31, 2003.

* Furnished herewith.